Calculation of Filing Fee Tables
S-4
MasterCraft Boat Holdings, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock (par value of $0.01 per share)	Other	8,208,428		$ 165,425,357.64	0.0001381	$ 22,845.24
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 165,425,357.64		$ 22,845.24
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 22,845.24
Offering Note
[1]	Rule 457(f) Fee Calculation Details

This registration statement relates to the registration of the maximum number of shares of common stock, par value $0.01 per share, of MasterCraft Boat Holdings, Inc., which is referred to as MasterCraft, estimated to be issuable by the registrant pursuant to the mergers described in this registration statement and the Agreement and Plan of Merger, dated as of February 5, 2026, which, as may be amended from time to time, is referred to as the merger agreement, by and among MasterCraft, Marine Products Corporation, which is referred to as Marine Products, Titan Merger Sub 1, Inc., and Titan Merger Sub 2, LLC. The amount in the "Amount Registered" column represents the maximum number of shares of MasterCraft common stock estimated to be issuable at the first effective time, as defined in this registration statement. The number of shares of MasterCraft common stock being registered is based on (a) 35,381,154, which represents the maximum number of shares of common stock, par value $0.10 per share, of Marine Products estimated to be outstanding immediately prior to the mergers described herein and in the merger agreement (calculated as the sum of an estimate of the maximum number of Marine Products common stock outstanding as of March 12, 2026, or issuable or expected to be converted or exchanged (including in respect of Marine Products' equity awards) in connection with the mergers), multiplied by (b) the exchange ratio of 0.232 shares of MasterCraft common stock for each share of Marine Products common stock entitled to receive MasterCraft common stock in the first merger. The "Maximum Aggregate Offering Price" is estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rules 457(c), 457(f)(1) and 457(f)(3) under the Securities Act, based on (i) the market value of the estimated maximum number of shares of Marine Products common stock that may be canceled and exchanged in the mergers (as set forth above), as established by the average of the high and low sales prices of Marine Products common stock on the New York Stock Exchange on March 12, 2026 of $7.09, minus (ii) $85,427,024.22, which is the product of the cash consideration per share of Marine Products common stock ($2.43) to be paid by MasterCraft in connection with the mergers multiplied by 35,155,154, the maximum number of shares of Marine Products common stock estimated as of March 12, 2026, to be outstanding immediately prior to the mergers, including Marine Products common stock issuable or expected to be converted or exchanged (including in respect of Marine Products' equity awards), in connection with the mergers, except for certain restricted stock awards.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
35,381,154	$ 7.09	$ 250,852,381.86		$ 85,427,024.22	$ 165,425,357.64

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A